                                                                   Exhibit 10.29

                              INDYMAC BANK, F.S.B.
                           DEFERRED COMPENSATION PLAN

             (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2001)

                                TABLE OF CONTENTS

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                                                                       PAGE
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PURPOSE..............................................................    1

ARTICLE 1       DEFINITIONS..........................................    1

ARTICLE 2       SELECTION, ENROLLMENT, ELIGIBILITY...................    8
    2.1       Selection by Committee.................................    8
    2.2       Enrollment Requirements................................    8
    2.3       Eligibility; Commencement of Participation.............    8
    2.4       Termination of Participation and/or Deferrals..........    8

ARTICLE 3       DEFERRAL COMMITMENTS/CREDITING/TAXES.................    9
    3.1       Minimum Deferral:......................................    9
    3.2       Maximum Deferral:......................................    9
    3.3       Election to Defer; Effect of Election Form:............   10
    3.4       Withholding of Annual Deferral Amounts.................   10
    3.5       Annual Company Matching Amount.........................   10
    3.6       Rollover Amount........................................   11
    3.7       Investment of Trust Assets.............................   11
    3.8       Vesting:...............................................   11
    3.9       Crediting of Account Balances..........................   13
    3.10      FICA and Other Taxes...................................   13

ARTICLE 4       SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL
EMERGENCIES; WITHDRAWAL ELECTION.....................................   14
    4.1       Short-Term Payout......................................   14
    4.2       Other Benefits Take Precedence Over Short-Term.........   14
    4.3       Withdrawal Payout/Suspensions for Unforeseeable
              Financial Emergencies..................................   14
    4.4       Withdrawal Election....................................   15

ARTICLE 5       RETIREMENT BENEFIT...................................   15
    5.1       Retirement Benefit.....................................   15
    5.2       Payment of Retirement Benefit..........................   15
    5.3       Death Prior to Completion of Retirement Benefit........   16

ARTICLE 6       PRE-RETIREMENT SURVIVOR BENEFIT......................   16
    6.1       Pre-Retirement Survivor Benefit........................   16
    6.2       Payment of Pre-Retirement Survivor Benefit.............   16

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
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ARTICLE 7       TERMINATION BENEFIT..................................   16
    7.1       Termination Benefit....................................   16
    7.2       Payment of Termination Benefit.........................   17

ARTICLE 8       DISABILITY WAIVER AND BENEFIT........................   17
    8.1       Disability Waiver:.....................................   17
    8.2       Continued Eligibility; Disability Benefit..............   17

ARTICLE 9       BENEFICIARY DESIGNATION..............................   18
    9.1       Beneficiary............................................   18
    9.2       Beneficiary Designation; Change; Spousal Consent.......   18
    9.3       Acknowledgment.........................................   18
    9.4       No Beneficiary Designation.............................   18
    9.5       Doubt as to Beneficiary................................   19
    9.6       Discharge of Obligations...............................   19

ARTICLE 10      LEAVE OF ABSENCE.....................................   19
    10.1      Paid Leave of Absence..................................   19
    10.2      Unpaid Leave of Absence................................   19

ARTICLE 11      TERMINATION, AMENDMENT OR MODIFICATION...............   19
    11.1      Termination............................................   19
    11.2      Amendment..............................................   20
    11.3      Plan Agreement.........................................   21
    11.4      Effect of Payment......................................   21

ARTICLE 12      ADMINISTRATION.......................................   21
    12.1      Committee Duties.......................................   21
    12.2      Agents.................................................   21
    12.3      Binding Effect of Decisions............................   21
    12.4      Indemnity of Committee.................................   21
    12.5      Employer Information...................................   22

ARTICLE 13      OTHER BENEFITS AND AGREEMENTS........................   22
    13.1      Coordination with Other Benefits.......................   22

ARTICLE 14      CLAIMS PROCEDURES....................................   22
    14.1      Presentation of Claim..................................   22
    14.2      Notification of Decision...............................   22
    14.3      Review of a Denied Claim...............................   23
    14.4      Decision on Review.....................................   23
    14.5      Legal Action...........................................   23

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ARTICLE 15      TRUST................................................   24
    15.1      Establishment of the Trust.............................   24
    15.2      Interrelationship of the Plan and the Trust............   24
    15.3      Distributions From the Trust...........................   24

ARTICLE 16      MISCELLANEOUS........................................   24
    16.1      Status of Plan.........................................   24
    16.2      Unsecured General Creditor.............................   24
    16.3      Employer's Liability...................................   24
    16.4      Nonassignability.......................................   25
    16.5      Not a Contract of Employment...........................   25
    16.6      Furnishing Information.................................   25
    16.7      Terms..................................................   25
    16.8      Captions...............................................   25
    16.9      Governing Law..........................................   26
    16.10     Notice.................................................   26
    16.11     Successors.............................................   26
    16.12     Spouse's Interest......................................   26
    16.13     Validity...............................................   26
    16.14     Incompetent............................................   26
    16.15     Court Order............................................   27
    16.16     Distribution in the Event of Taxation:.................   27
    16.17     Insurance..............................................   27
    16.18     Legal Fees To Enforce Rights After Change in Control...   28

                              INDYMAC BANK, F.S.B.
                           DEFERRED COMPENSATION PLAN
             (AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2001)

                                     PURPOSE

         The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development, and future business success of IndyMac Bank, F.S.B., a federally chartered savings bank, and its affiliates that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

         Effective as of January 1, 2001, the INMC Mortgage Holdings, Inc. Deferred Compensation Plan was merged into this Plan and Bancorp adopts this Plan for the benefit of a select group of its employees and directors.

                                    ARTICLE 1
                                   DEFINITIONS

         For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1 "Account Balance" shall mean, with respect to a Participant, the sum of: (i) the Deferral Account balance; (ii) the vested portion of the Company Matching Account balance; and (iii) the Rollover Account balance. This account, and each other specified account, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2 "Annual Bonus" shall mean any annual cash compensation, in addition to Base Annual Salary and Commissions, relating to services performed during any calendar year, whether or not paid in such calendar year, payable to a Participant under any Employer's annual bonus and cash incentive plans.

1.3 "Annual Company Matching Amount" shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.4 "Annual Deferral Amount" shall mean that portion of a Participant's Base Annual Salary, Annual Bonus, Commissions, and/or Directors Fees that a Participant elects to have, and is deferred, in accordance with
         Article 3, for any one Plan Year. In the event of a Participant's Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of

         Employment prior to the end of a Plan Year, such year's Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.5 "Annual Installment Method" shall mean equal annual installments, with the first installment being paid within the time limits set forth in this Plan for the various benefits available, and the next annual installment, and all annual installments thereafter, being paid on December 31 of each Plan Year or within a reasonable period of time thereafter. For example, if a Participant Retires on June 30, 2001, and he or she elects the Annual Installment Method, the first equal installment shall be payable no later than 60 days after Retirement, the next equal installment shall be payable on December 31, 2001, and each remaining equal installment shall be payable on December 31 of each consecutive year.

1.6 "Bancorp" shall mean IndyMac Bancorp, Inc. (formerly known as IndyMac Mortgage Holdings, Inc. and INMC Mortgage Holdings, Inc.), a Delaware corporation.

1.7 "Base Annual Salary" shall mean the annual cash compensation paid during any calendar year, excluding the Annual Bonuses, Commissions, overtime, fringe benefits, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee's gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant's gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.8 "Beneficiary" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.9 "Beneficiary Designation Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.10     "Board" shall mean the board of directors of the Company.

1.11 "CCI" shall mean Countrywide Credit Industries, Inc., a Delaware corporation.

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1.12     "Change in Control" shall mean:

         (a) Approval by the shareholders of the Company and/or Bancorp of the dissolution or liquidation of the Company and/or Bancorp;

         (b) Approval by the shareholders of the Company and/or Bancorp of an agreement of merger or consolidation, or other reorganization, with or into one or more entities that are not subsidiaries or affiliates, as a result of which less than twenty-five percent (25%) of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by shareholders of the Company and/or Bancorp immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Company's and/or Bancorp's securities from the record date for such approval until such reorganization);

         (c) Approval by the shareholders of the Company and/or Bancorp of the sale of substantially all of the Company's and/or Bancorp's business and/or assets to a person or entity which is not a subsidiary or other affiliate;

         (d) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act") becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company and/or Bancorp representing more than twenty-five percent (25%) of the combined voting power of the Company's and/or Bancorp's then outstanding securities entitled to then vote generally in the election of directors of the Company and/or Bancorp; or

         (e) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board and/or Board of Directors of Bancorp cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's and/or Bancorp's shareholders, of each new board member was approved by a vote of at least a majority of the board members then still in office who were board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved, but, in the case of successors to such new members, without duplication).

1.13     "Claimant" shall have the meaning set forth in Section 14.1.

1.14     "Code" shall mean the Internal Revenue Code of 1986, as amended.

1.15 "Commissions" shall mean any cash compensation, in addition to Base Annual Salary and Annual Bonus, paid in a calendar year by any Employer to a Participant in the form of commissions.

1.16     "Committee" shall mean the committee described in Article 12.

1.17 "Company" shall mean IndyMac Bank, F.S.B. (the successor in interest to IndyMac, Inc.), a federally chartered savings bank, and any successor to all or substantially all of the Company's assets or business.

1.18 "Company Matching Account" shall mean: (i) the sum of the Participant's Annual Company Matching Amounts; plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Company Matching Account; less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant's Company Matching Account.

1.19 "Deduction Limitation" shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are "subject to the Deduction Limitation" under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant's death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.20 "Deferral Account" shall mean: (i) the sum of all of a Participant's Annual Deferral Amounts; plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's

         Deferral Account; less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.21 "Director" shall mean any member of the board of directors of any Employer.

1.22 "Directors Fees" shall mean the annual fees paid to a Participant by any Employer, including retainer fees and meeting fees, as compensation for serving on the board of directors.

1.23 "Disability" shall mean a period of disability during which a Participant qualifies for permanent disability benefits under the Participant's Employer's long-term disability plan, or, if a Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for permanent disability benefits under such a plan had the Participant been a participant in such a plan, as determined in the sole discretion of the Committee. If the Participant's Employer does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Committee in its sole discretion.

1.24     "Disability Benefit" shall mean the benefit set forth in Article 8.

1.25 "Election Form" shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.26     "Employee" shall mean a person who is an employee of any Employer.

1.27 "Employer(s)" shall mean the Company and/or any of its affiliates (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.28 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

1.29 "Participant" shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan,
         (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant's benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

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1.31     "Plan" shall mean the IndyMac Bank, F.S.B. Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.32 "Plan Agreement" shall mean a written agreement, as may be amended from time to time, which is entered into by and between a Participant and the Participant's Employer. The Plan Agreement(s) executed by a Participant and the Participant's Employer(s) shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement with an Employer, the Plan Agreement bearing the latest date of acceptance by that Employer shall supersede all previous Plan Agreements with that Employer in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Participant and the Participant's Employer.

1.33 "Plan Year" shall mean, a period beginning January 1 of each calendar year and continuing through December 31 of such calendar year.

1.34     "Pre-Retirement Survivor Benefit" shall mean the benefit set forth in
         Article 6.

1.35 "Retirement", "Retire(s)" or "Retired" shall mean, with respect to an Employee, severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-two (62) or (b) age fifty-five (55) with five (5) Years of Service; and shall mean with respect to a Director who is not an Employee, severance of his or her directorships with all Employers on or after the later of (y) the attainment of age sixty (60), or (z) in the sole discretion of the Committee, an age later than age sixty (60). If a Participant is both an Employee and a Director, Retirement shall not occur until he or she Retires as both an Employee and a Director; provided, however, that such a Participant may elect, at least one year prior to Retirement and in accordance with the policies and procedures established by the Committee, to Retire for purposes of this Plan at the time he or she Retires as an Employee, which Retirement shall be deemed to be a Retirement as an Employee.

1.36     "Retirement Benefit" shall mean the benefit set forth in Article 5.

1.37 "Rollover Account" shall mean: (i) the sum of a Participant's Rollover Amount; plus (ii) amounts credited in accordance with all the applicable crediting provisions of this Plan that relate to the Participant's Rollover Account; less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Rollover Account.

1.38     "Rollover Amount" shall mean the amount determined in accordance with
         Section 3.6.

1.39     "Short-Term Payout" shall mean the payout set forth in Section 4.1.

1.40     "Termination Benefit" shall mean the benefit set forth in Article 7.

1.41 "Termination of Employment" shall mean the severing of employment with all Employers or service as a Director with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence. If a Participant is both an Employee and a Director, a Termination of Employment shall occur only upon the termination of the last position held; provided, however, that such a Participant may elect, at least one year before Termination of Employment and in accordance with the policies and procedures established by the Committee, to be treated for purposes of this Plan as having experienced a Termination of Employment at the time he or she ceases employment with an Employer as an Employee.

1.42 "Trust" shall mean the Master Trust Agreement for IndyMac Bank, F.S.B. Deferred Compensation Plan.

1.43 "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.44 "Years of Service" shall mean the total number of full years in which a Participant has been employed by or in the service of one or more Employers. For purposes of this definition, a year of employment or service shall be a 365-day period (or 366-day period in the case of a leap year) that, for the first year of employment or service, commences on the Employee's or Director's effective date of hire or service and that, for any subsequent year, commences on January 1. Any partial year of employment or service shall not be counted. For purposes of this definition, the total number of full years in which the Participant was employed by or in the service of: (i) CCI prior to 1997; and/or (ii) Bancorp prior to 2001, shall be counted.

                                    ARTICLE 2
                       SELECTION, ENROLLMENT, ELIGIBILITY

2.1 SELECTION BY COMMITTEE. Participation in the Plan shall be limited to a select group of management and highly compensated Employees, and Directors, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees and/or Directors to participate in the Plan.

2.2 ENROLLMENT REQUIREMENTS. As a condition to participation, each selected Employee and/or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within 30 days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3 ELIGIBILITY; COMMENCEMENT OF PARTICIPATION. Provided an Employee and/or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee and/or Director shall commence participation in the Plan on the first day of the month following the month in which the Employee and/or Director completes all enrollment requirements. If an Employee and/or Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee and/or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4 TERMINATION OF PARTICIPATION AND/OR DEFERRALS. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant's membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant's then Account Balance as a Termination Benefit and terminate the Participant's participation in the Plan.

                                    ARTICLE 3
                      DEFERRAL COMMITMENTS/CREDITING/TAXES

3.1      MINIMUM DEFERRAL:

         (a) BASE ANNUAL SALARY, ANNUAL BONUS, COMMISSIONS, AND DIRECTORS FEES. Subject to Section 3.3 below, for each Plan Year, a Participant may elect to defer his or her Base Annual Salary, Annual Bonus, Commissions, and/or Directors Fees, provided that the amounts so elected for that Plan Year total, in the aggregate, at least $2,000. If no election is made, the amount deferred shall be zero.

         (b) SHORT PLAN YEAR. If a Participant first becomes a Participant after the first day of a Plan Year, the minimum deferral shall be an amount equal to $2,000, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2      MAXIMUM DEFERRAL:

         (a) For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus, Commissions, and/or Directors Fees up to the following maximum percentages for each deferral elected:

------------------------------------------
      Deferral              Maximum Amount
------------------------------------------
Base Annual Salary               50%
------------------------------------------
Annual Bonus                    100%
------------------------------------------
Commissions                     100%
------------------------------------------
Directors Fees                  100%
------------------------------------------

         (b) Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, for that Plan Year only, a Participant may elect to defer, as his or her Annual Deferral Amount, with respect to Base Annual Salary, Annual Bonus, Commissions, and/or Directors Fees that accrue after the date of entry into the Plan, a dollar amount up to an amount equal to the limits set forth above multiplied by such Participant's total amount of Base Annual Salary, Annual Bonus, Commissions, and/or Directors Fees for the entire Plan Year. However, if a Participant, prior to the first date that he or she entered the Plan, performed services related to the Annual Bonus that the Participant earned for the Plan Year that he or she first entered the Plan, then such Participant may not defer any portion of the Annual Bonus that the Participant earned for the Plan Year that he or she first entered the Plan.

3.3      ELECTION TO DEFER; EFFECT OF ELECTION FORM:

         (a) FIRST PLAN YEAR. In connection with a Participant's commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the election forms must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

         (b) SUBSEQUENT PLAN YEARS. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.4 WITHHOLDING OF ANNUAL DEFERRAL AMOUNTS. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus, Commissions, and/or Directors Fees portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus, Commissions, and/or Directors Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5 ANNUAL COMPANY MATCHING AMOUNT. For each Plan Year, a Participant's Employer, in its sole discretion, may, but is not required to, credit any amount it desires to that Participant's Company Matching Account, which amount shall be for that Participant the Annual Company Matching Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to a Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Matching Amount for that Plan Year. The Annual Company Matching Amount, if any, shall be credited as of the last day of the Plan Year. If a Participant is not employed by that Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual Company Matching Amount for that Plan Year shall be zero.

3.6 ROLLOVER AMOUNT. If a Participant transfers employment from CCI to the Company, and if the Participant had an account balance in the Countrywide Credit Industries, Inc. Deferred Compensation Plan (the "CCI Plan") as of the date of such transfer, the Participant's CCI Plan account balance, as determined as of that date, shall be transferred on such date to and added to the Participant's Account Balance, and shall thereafter be governed by the terms and conditions of this Plan, and shall be referred to as the "Rollover Amount." In addition, any elections made by the Participant with respect to his or her account balance under the CCI Plan shall apply to the Rollover Amount under this Plan and any elections made by the Participant with respect to his or her annual deferral amount for the plan year of transfer under the CCI Plan shall apply to the Participant's Annual Deferral Amount for the Plan Year of transfer under this Plan.

3.7 INVESTMENT OF TRUST ASSETS. The trustees of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust agreement, including the disposition of stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.8      VESTING:

         (a) DEFERRAL ACCOUNT AND ROLLOVER ACCOUNT. A Participant shall at all times be 100% vested in his or her Deferral Account and Rollover Account.

         (b) COMPANY MATCHING ACCOUNT. Except as provided in Section 3.8(c), a Participant shall be vested in each of his or her Annual Company Matching Amounts, if any, and interest thereon, if any, as follows:

------------------------------------------------------------
                                        Vested Percentage of
                                          Annual Company
                                          Matching Amount
Years of Service                        and Interest Thereon
------------------------------------------------------------
         Less than 1 year                        0%
1 year or more, but less than 2                 20%
2 years or more, but less than 3                40%
3 years or more, but less than 4                60%
4 years or more, but less than 5                80%
         5 years or more                       100%
------------------------------------------------------------

                  Notwithstanding anything to the contrary contained in this
                  Section 3.8(b), in the event of his or her Retirement, Disability or a Change in Control, a Participant's Company Matching Account shall immediately become 100% vested.

         (c) FORFEITURE. Notwithstanding anything to the contrary contained in Section 3.8(b) above or any other Section of this Plan that may be construed to the contrary, the Participant's Employer, in its discretion, shall have the right to suspend and/or cause the Participant to forfeit all rights to receive any or all payments otherwise due hereunder in respect of such Participant's Company Matching Account, if such Participant, at any time, whether or not employed by that Employer:

                  (i) works for or conducts or maintains any business, enterprise, or organization that is in the same line of business or enterprise as any of the Employers and competes directly or indirectly with any of the Employers, in violation of the terms of any contractual provisions between the Company, or any Employer, and the Participant;

                  (ii) divulges confidential information of any Employer to competitors of any Employer or any other party not authorized to receive such information;

                  (iii) is convicted of a misdemeanor which results in a jail sentence of one year of more; or

                  (iv)     is convicted of a felony.

                  The foregoing shall apply without regard to whether the Participant's work, business, release of information, or conviction, as the case may be, has any demonstrable adverse effect on the Company or any Employer.

                  Any determination made by the Participant's Employer with regard to suspension and/or forfeitures under this Section 3.8(c) shall be final and conclusive.

3.9 CREDITING OF ACCOUNT BALANCES. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited to a Participant's Account Balance in accordance with the following rules:

         (a) PRIOR TO DISTRIBUTION. Prior to a distribution of any portion of the Participant's Account Balance under Articles 4, 5, 6, 7, or 8 below, the Participant's Account Balance shall be credited with interest and such interest shall be credited daily. The interest rate used to credit the Participant's Account Balance shall be the rate provided for in Subsection
                  (c) below. If a distribution is made under this Plan, the Participant's Account Balance shall be credited with interest until the date on which the distribution is made.

         (b) INSTALLMENT DISTRIBUTION. If a Participant's Account Balance is to be paid under the Annual Installment Method, such payments shall be determined by amortizing the Participant's Account Balance over the number of years elected, using the interest rate specified in the following sentence. The interest rate to be used to calculate installment payment amounts shall be a fixed interest rate that is determined by averaging the interest rate provided for in Subsection (c) below for the Plan Year in which installment payments commence and the interest rate provided for in Subsection (c) below for the two preceding Plan Years. This rate shall be treated as the nominal rate for making such calculations. If a Participant has completed fewer than three Plan Years, this average shall be determined using the interest rate provided for in Subsection (c) below for the Plan Years during which the Participant participated in the Plan.

         (c) INTEREST RATE. The rate of interest for a Plan Year shall be determined and announced by the Committee before such Plan Year.

3.10 FICA AND OTHER TAXES. Each Plan Year, the Participant's Employer shall determine the amount of FICA and other employment taxes that the Employer must withhold for such Participant. The Employer shall withhold this amount from that portion of the Participant's Base Annual Salary, Annual Bonus and/or Commissions that is not being deferred. If necessary, the Committee shall reduce the Annual Deferral Amount in order to comply with this Section. In addition, the Participant's Employer and/or trustee of the Trust shall withhold from any payments made to the Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld in connection with such payments, in amounts and in a manner to be determined in the sole discretion of that Employer.

                                   ARTICLE 4
   SHORT-TERM PAYOUT; UNFORESEEABLE FINANCIAL EMERGENCIES; WITHDRAWAL ELECTION

4.1 SHORT-TERM PAYOUT. In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive a future "Short-Term Payout" from the Plan with respect to all of that Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be equal to the Annual Deferral Amount elected to be paid as a Short-Term Payout, plus amounts credited in the manner provided in Section 3.9 above on that amount. The Short-Term Payout amount shall be payable in a lump sum. Subject to the other terms and conditions of this Plan, the lump sum payment shall be made, subject to the Deduction Limitation, within 60 days after the first day of the Plan Year elected by the Participant; provided that no election shall be effective unless the Plan Year elected is at least five Plan Years after the last day of the Plan Year to which the Annual Deferral Amount relates. By way of example, if a Short-Term Payout is elected for amounts that are deferred in the Plan Year commencing January 1, 2001, the Short-Term Payout can become payable no earlier than the 60 day period commencing on January 1, 2006.

4.2 OTHER BENEFITS TAKE PRECEDENCE OVER SHORT-TERM. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, any Annual Deferral Amount, plus amounts credited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with
         Section 4.1 but shall be paid in accordance with the other applicable Article.

4.3 WITHDRAWAL PAYOUT/SUSPENSIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant's Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval. The payment of any amount under this Section shall not be subject to the Deduction Limitation.

4.4 WITHDRAWAL ELECTION. A Participant (or, after a Participant's death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the "Withdrawal Amount"). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant's Withdrawal Amount shall be his or her Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days of his or her election. Once the Withdrawal Amount is paid, the Participant's participation in the Plan shall terminate and the Participant shall not be eligible to participate in the Plan again during the remainder of that Plan Year and the next three (3) Plan Years. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.

                                   ARTICLE 5
                               RETIREMENT BENEFIT

5.1 RETIREMENT BENEFIT. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2 PAYMENT OF RETIREMENT BENEFIT. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 5, 10, 15 or 20 years. The Participant may annually change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted at least one year prior to the Participant's Retirement and is accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

5.3 DEATH PRIOR TO COMPLETION OF RETIREMENT BENEFIT. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant's unpaid Retirement Benefit payments shall continue and shall be paid to the Participant's Beneficiary (a) over the remaining number of months and in the same amounts as that benefit would have been paid to the Participant had the Participant survived, or (b) in a lump sum, if requested by the Beneficiary and allowed in the sole discretion of the Committee, that is equal to the Participant's unpaid remaining Account Balance.

                                   ARTICLE 6
                         PRE-RETIREMENT SURVIVOR BENEFIT

6.1 PRE-RETIREMENT SURVIVOR BENEFIT. Subject to the Deduction Limitation, the Participant's Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant's Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

6.2 PAYMENT OF PRE-RETIREMENT SURVIVOR BENEFIT. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form whether the Pre-Retirement Survivor Benefit shall be received by his or her Beneficiary in a lump sum or pursuant to an Annual Installment Method of 5, 10, 15 or 20 years. The Participant may annually change this election to an allowable alternative payout period by submitting a new Election Form to the Committee, which form must be accepted by the Committee in its sole discretion. The Election Form most recently accepted by the Committee prior to the Participant's death shall govern the payout of the Participant's Pre-Retirement Survivor Benefit. If a Participant does not make any election with respect to the payment of the Pre-Retirement Survivor Benefit, then such benefit shall be paid in a lump sum. Despite the foregoing, if the Participant's Account Balance at the time of his or her death is less than $25,000, payment of the Pre-Retirement Survivor Benefit may be made, in the sole discretion of the Committee, in a lump sum or pursuant to an Annual Installment Method of not more than 5 years. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the Committee is provided with proof that is satisfactory to the Committee of the Participant's death. Any payment made shall be subject to the Deduction Limitation.

                                   ARTICLE 7
                               TERMINATION BENEFIT

7.1 TERMINATION BENEFIT. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant's Account Balance.

7.2 PAYMENT OF TERMINATION BENEFIT. If the Participant's Account Balance at the time of his or her Termination of Employment is less than $25,000, payment of his or her Termination Benefit shall be paid in a lump sum. If his or her Account Balance at such time is equal to or greater than that amount, the Committee, in its sole discretion, may cause the Termination Benefit to be paid in a lump sum or pursuant to an Annual Installment Method of not more than fifteen (15) years. The lump sum payment shall be made, or installment payments shall commence, no later than 60 days after the date the date of the Participant's Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 8
                          DISABILITY WAIVER AND BENEFIT

8.1      DISABILITY WAIVER:

         (a) WAIVER OF DEFERRAL. A Participant who is determined by the Committee to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant's Base Annual Salary, Annual Bonus, Commissions and/or Directors Fees for the Plan Year during which the Participant first suffers a Disability. During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

         (b) RETURN TO WORK. If a Participant returns to employment or service as a Director, with any Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2 CONTINUED ELIGIBILITY; DISABILITY BENEFIT. A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed or in the service of an Employer as a Director, and shall be eligible for the benefits provided for in Articles 4, 5, 6 or 7 in accordance with the provisions of those Articles. Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, and must in the case of a Participant who is otherwise eligible to Retire, deem the Participant to have experienced a Termination of Employment, or in the case of a Participant who is eligible to Retire, to have Retired, at any time

         (or in the case of a Participant who is eligible to Retire, as soon as practicable) after such Participant is determined to be suffering a Disability, in which case the Participant shall receive a Disability Benefit equal to his or her Account Balance at the time of the Committee's determination; provided, however, that should the Participant otherwise have been eligible to Retire, he or she shall be paid in accordance with Article 5. The Disability Benefit shall be paid in a lump sum or, upon a Participant's request and in the Committee's sole discretion, installment payments over not more than 5 years. The lump sum payment shall be made, or installment payments shall commence, within 60 days of the Committee's exercise of its right to deem a Participant to have experienced a Termination of Employment. Any payment made shall be subject to the Deduction Limitation.

                                    ARTICLE 9
                             BENEFICIARY DESIGNATION

9.1 BENEFICIARY. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of the Participant's Employer in which the Participant participates.

9.2 BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee's rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant's spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

9.3 ACKNOWLEDGMENT. No designation or change in designation of a Beneficiary shall be effective until received, accepted and acknowledged in writing by the Committee or its designated agent.

9.4 NO BENEFICIARY DESIGNATION. If a Participant fails to designate a Beneficiary as provided in Sections 9.1, 9.2 and 9.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the

         Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant's estate.

9.5 DOUBT AS TO BENEFICIARY. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant's Employer to withhold such payments until this matter is resolved to the Committee's satisfaction.

9.6 DISCHARGE OF OBLIGATIONS. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant's Plan Agreement(s) shall terminate upon such full payment of benefits.

                                   ARTICLE 10
                                LEAVE OF ABSENCE

10.1 PAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by that Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

10.2 UNPAID LEAVE OF ABSENCE. If a Participant is authorized by the Participant's Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by that Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

                                   ARTICLE 11
                     TERMINATION, AMENDMENT OR MODIFICATION

11.1 TERMINATION. Each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan

         Agreements of the affected Participants who are employed by that Employer or in the service of that Employer as a Director, shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: (a) prior to a Change in Control: (i) if the Plan is terminated with respect to all of its Participants, the Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to an Annual Installment Method of up to 15 years, with amounts credited during the installment period as provided herein; (ii) if the Plan is terminated with respect to less than all of its Participants, the Employer shall be required to pay such benefits in a lump sum; (b) after a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided, however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule). The applicable interest rate to be used as the discount rate for determining such present value shall be a reasonable discount rate selected by the Committee from time to time.

11.2 AMENDMENT. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule, using a reasonable discount rate selected by the Committee from time to time).

11.3 PLAN AGREEMENT. Despite the provisions of Sections 11.1 and 11.2 above, if a Participant's Plan Agreement contains benefits or limitations that are not in this Plan document, the Participant's Employer may only amend or terminate such provisions with the consent of the Participant.

11.4 EFFECT OF PAYMENT. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant's Plan Agreement shall terminate.

                                   ARTICLE 12
                                 ADMINISTRATION

12.1 COMMITTEE DUTIES. This Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

12.2 AGENTS. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

12.3 BINDING EFFECT OF DECISIONS. The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

12.4 INDEMNITY OF COMMITTEE. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the

         Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee or any of its members or any such Employee.

12.5 EMPLOYER INFORMATION. To enable the Committee to perform its functions, each Employer shall supply full and timely information to the Committee on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

                                   ARTICLE 13
                          OTHER BENEFITS AND AGREEMENTS

13.1 COORDINATION WITH OTHER BENEFITS. The benefits provided for a Participant and Participant's Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant's Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

                                   ARTICLE 14
                                CLAIMS PROCEDURES

14.1 PRESENTATION OF CLAIM. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a "Claimant") may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within 60 days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

14.2 NOTIFICATION OF DECISION. The Committee shall consider a Claimant's claim within a reasonable time, and shall notify the Claimant in writing:

         (a) that the Claimant's requested determination has been made, and that the claim has been allowed in full; or

         (b) that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant's requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

                  (i) the specific reason(s) for the denial of the claim, or any part of it;

                  (ii) specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

                  (iii) a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

                  (iv) an explanation of the claim review procedure set forth in Section 14.3 below.

14.3 REVIEW OF A DENIED CLAIM. Within 60 days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant's duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than 30 days after the review procedure began, the Claimant (or the Claimant's duly authorized representative):

         (a)      may review pertinent documents;

         (b)      may submit written comments or other documents; and/or

         (c) may request a hearing, which the Committee, in its sole discretion, may grant.

14.4 DECISION ON REVIEW. The Committee shall render its decision on review promptly, and not later than 60 days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee's decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

         (a)      specific reasons for the decision;

         (b) specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

         (c)      such other matters as the Committee deems relevant.

14.5 LEGAL ACTION. A Claimant's compliance with the foregoing provisions of this Article 14 is a mandatory prerequisite to a Claimant's right to commence any legal action with respect to any claim for benefits under this Plan.

                                   ARTICLE 15
                                      TRUST

15.1 ESTABLISHMENT OF THE TRUST. The Company established the Trust, and each Employer may transfer over to the Trust such assets as the Employer determines, in its sole discretion.

15.2 INTERRELATIONSHIP OF THE PLAN AND THE TRUST. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

15.3 DISTRIBUTIONS FROM THE TRUST. Each Employer's obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer's obligations under this Plan.

                                   ARTICLE 16
                                  MISCELLANEOUS

16.1 STATUS OF PLAN. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that "is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of ERISA Sections 201(2), 301(a)(3) and 40l(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

16.2 UNSECURED GENERAL CREDITOR. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of any Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer's assets shall be, and remain, the general, unpledged assets of that Employer. An Employer's obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

16.3 EMPLOYER'S LIABILITY. If an Employer enters into a Plan Agreement with a Participant, then only that Employer shall be liable for the benefits that the Participant earns during the time that the Plan Agreement is in effect with that Employer. The other Employers shall not be liable for any of the benefits that the Participant earns during this period. Notwithstanding the foregoing, only the Company (and not Bancorp) shall be liable for the benefits that the participants of the INMC Mortgage Holding, Inc. Deferred Compensation Plan earned under such plan prior to January 1, 2001.

16.4 NONASSIGNABILITY. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

16.5 NOT A CONTRACT OF EMPLOYMENT. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and a Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

16.6 FURNISHING INFORMATION. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

16.7 TERMS. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

16.8 CAPTIONS. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

16.9 GOVERNING LAW. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of law principles.

16.10 NOTICE. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                           Committee DCP
                           IndyMac Bank, F.S.B.
                           155 N. Lake Avenue
                           Pasadena, CA 91101

         Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

         Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

16.11 SUCCESSORS. The provisions of this Plan shall bind and inure to the benefit of the Participant's Employer and its successors and assigns and the Participant and the Participant's designated Beneficiaries.

16.12 SPOUSE'S INTEREST. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

16.13 VALIDITY. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

16.14 INCOMPETENT. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent, or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the

         Participant and the Participant's Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

16.15 COURT ORDER. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant's benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse's or former spouse's interest in the Participant's benefits under the Plan to that spouse or former spouse.

16.16    DISTRIBUTION IN THE EVENT OF TAXATION:

         (a) IN GENERAL. If, for any reason, all or any portion of a Participant's benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustees of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable. Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant's Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant's unpaid Account Balance under the
                  Plan). If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant's petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

         (b) TRUST. If the Trust terminates in accordance with Section 3.6(e) of the Trust and benefits are distributed from the Trust to a Participant in accordance with that Section, the Participant's benefits under this Plan shall be reduced to the extent of such distributions.

16.17 INSURANCE. The Employers, on their own behalf or on behalf of the trustees of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustees of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

16.18 LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant's Employer (which might then be composed of new members) or a shareholder of the Company or the Participant's Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant's Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant's Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant's Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant's Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant's Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant's Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant's Employer or any successor thereto in any jurisdiction.

         IN WITNESS WHEREOF, the Company has amended and restated this Plan document as of January 1, 2001.

                                     "Company"

                                     IndyMac Bank, F.S.B., a federally chartered savings bank

Date:______________________          By:________________________________________

                                     Title:_____________________________________

                                 AMENDMENT NO. 1
                                     TO THE
                 INDYMAC BANK, F.S.B. DEFERRED COMPENSATION PLAN

                  Effective as of January 1, 2001, Section 1.44 of the IndyMac Bank, F.S.B. Deferred Compensation Plan is amended and restated to read as follows:

"1.44 'Years of Service' shall mean the total number of full years in which a Participant has been employed by or in the service of one or more Employers. For purposes of this definition, a year of employment or service shall be a 12 month period that commences on the Employee's or Director's effective date of hire or service and that, for any subsequent year, commences on an anniversary of that effective date of hire or service. Any partial year of employment or service shall not be counted. For purposes of this definition, the total number of full years in which the Participant was employed by or in the service of:
         (i) CCI prior to 1997; and/or (ii) Bancorp prior to 2001, shall be counted."

                  IN WITNESS WHEREOF, IndyMac Bank, F.S.B. has executed this Amendment this ______ day of ___, 2001.

                                            INDYMAC BANK, F.S.B.

                                            By:  _______________________________

                                            Its: _______________________________

                                 AMENDMENT NO. 2
                                     TO THE
                 INDYMAC BANK, F.S.B. DEFERRED COMPENSATION PLAN

                  IndyMac Bank, F.S.B. (the "Company") hereby amends the above-named plan (the "Plan"), effective as of January 1, 2003, as follows:

         1. The definition of "Employer(s)" in Section 1.27 of the Plan shall be amended and restated to read as follows:

                  "'Employer(s)' shall mean the Company and/or any of its affiliates (now in existence or hereafter formed or acquired) that have been designated by the Committee to participate in the Plan."

         2. The table provided for in Subsection 3.2(a) of the Plan shall be amended and restated to read as follows:

-----------------------------------------------------
     Deferral                          Maximum Amount
-----------------------------------------------------
Base Annual Salary                           0%
-----------------------------------------------------
Annual Bonus                                50%
-----------------------------------------------------
Commissions                                 50%
-----------------------------------------------------
Directors Fees                              50%
-----------------------------------------------------

         4. The first sentence in Section 11.2 of the Plan shall be amended and restated to read as follows:

                  "The Committee may, at any time, amend or modify the Plan in whole or in part; provided, however, that no amendment or modification shall be effective to decrease or restrict the value of a Participant's Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification."

         5. The first sentence in Section 12.1 of the Plan shall be amended and restated to read as follows:

                  "This Plan shall be administered by the Employee Benefits Fiduciary Committee (the "Committee")."

         6. The last sentence in Section 16.3 of the Plan shall be amended and restated to read as follows:

                  "Notwithstanding the foregoing, the Company shall be liable for the benefits that the participants of the INMC Mortgage Holdings, Inc. Deferred Compensation Plan earned under such plan prior to January 1, 2001, and the Company shall be liable for IndyMac Resources, Inc.'s obligations under the Plan in the event IndyMac Resources, Inc. fails to perform them."

                                     * * * *

                  The Company has caused this Amendment No. 2 to be signed on the date indicated below, to be effective as indicated above.

                                     INDYMAC BANK, F.S.B.

Dated: December __, 2002             By:  ______________________________________

                                     Its: ______________________________________